EXHIBIT 11
                   ARTRA GROUP INCORPORATED AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      AND EQUIVALENT SHARE OF COMMON STOCK
                    (In thousands except per share amounts)


                                                                              Nine Months Ended
                                                                          -------------------------
                                                                          September 28,  September 29,
            Line                                                              1995           1994*
            ----                                                            --------       --------

            AVERAGE SHARES OUTSTANDING
            1   Weighted average number of shares of common stock
                outstanding during the period                                  6,712          5,409
            2   Net additional shares assuming stock options and warrants
                exercised and proceeds used to purchase treasury shares
                                                                            --------       --------
            3   Weighted average number of shares and equivalent shares
                of common stock outstanding during the period                  6,712          5,409
                                                                            ========       ========

            EARNINGS (LOSS)
            4   Loss from continuing operations                              (12,543)        (8,046)
            5   Less dividends applicable to redeemable preferred stock         (422)          (385)
            6   Less redeemable common stock accretion                          (246)          (210)
                                                                            --------       --------
            7   Amount for per share computation                            ($13,211)      ($ 8,641)
                                                                            ========       ========

            8   Loss before extraordinary credit                             (21,699)       (10,784)
            9   Less dividends applicable to redeemable preferred stock         (422)          (385)
           10   Less redeemable common stock accretion                          (246)          (210)
                                                                            --------       --------
           11   Amount for per share computation                            ($22,367)      ($11,379)
                                                                            ========       ========

           12   Net earnings (loss)                                         ($12,586)      ($10,784)
           13   Less dividends applicable to redeemable preferred stock         (422)          (385)
           14   Less redeemable common stock accretion                          (246)          (210)
                                                                            --------       --------
           15   Amount for per share computation                            ($13,254)       (11,379)
                                                                            ========        =======

           PER SHARE AMOUNTS
                Loss from continuing operations
                (line 7 / line 3)                                           ($  1.96)      ($  1.59)
                                                                            ========       ========
                Loss before extraordinary credit
                (line 11 / line 3)                                          ($  3.32)      ($  2.10)
                                                                            ========       ========
                Net earnings (loss)
                (line 15 / line 3)                                          ($  1.97)      ($  2.10)
                                                                            ========       ========

       Earnings (loss) per share is computed by dividing net earnings (loss), less redeemable preferred stock dividends and redeemable common stock accretion, by the weighted average number of shares of common stock and common stock equivalents (redeemable common stock, stock options and warrants), unless anti-dilutive, outstanding during the period. Fully diluted earnings (loss) per share are not presented since the result is equivalent to primary earnings (loss) per share.

     *  As reclassified for discontinued operations.